UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 4, 2019

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

PTC Inc. is today posting a presentation containing additional operating information about its fiscal years ended September 30, 2018 and September 30, 2017 to the Investor Relations section of its website at www.ptc.com. A copy of the presentation is furnished herewith as Exhibit 99.1. There is no change to PTC’s reported financial statements for the fiscal years ended September 30, 2018 and September 30, 2017, or for the completed quarterly periods of the fiscal year ending September 30, 2019.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

The presentation being posted today and discussed in Item 2.02 above also provides additional information about the operating and financial measures PTC expects to provide for the fiscal year ending September 30, 2020, and a model using those measures for the fiscal year ending September 30, 2019. PTC expects to discuss these operating measures at the previously announced Citi Global Technology Conference on Thursday, September 5, 2019 at 2:55 p.m. ET. The webcast can be accessed through the Investor Relations section of the PTC website at www.ptc.com.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

99.1       PTC Inc. presentation dated September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: September 4, 2019	By:	/s/ Kristian Talvitie
Kristian Talvitie
Executive Vice President, Chief Financial Officer